Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (No.333-30554, 333-95109, 333-64087, 333-95553, 333-132377, 333-132378, 333-136388, 333-146625, 333-153170, 333-170249, and 333-174509) and S-3 (No. 333-181671) of Christopher & Banks Corporation of our report dated May 12, 2011 relating to the financial statements, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
March 25, 2013